UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of report (Date of earliest event reported):  August 1, 2016

Unico American Corporation

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-3978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a unanimous resolution of the Board of Directors (the “Board”) of Unico American Corporation (the “Company”) dated July 25, 2016, and effective August 1, 2016, the Board appointed Lester A. Aaron to Executive Vice President of the Company and appointed Michael Budnitsky to Treasurer, Chief Financial Officer and Secretary of the Company.

Mr. Budnitsky, age 41, most recently served as Vice President of Accounting of the Company where he was responsible for various accounting and finance functions, including financial and tax reporting, Sarbanes Oxley compliance, and oversight of the accounting department. He joined the Company in September 2014. Previously, Mr. Budnitsky worked at HCC Surety Group from May 2005 to September 2014 where he most recently served as Vice President, Controller. Prior to HCC Surety Group, Mr. Budnitsky worked as a financial reporting manager at the Automobile Club of Southern California and as an audit manager at KPMG LLP. Mr. Budnitsky received Masters in Business Administration from University of Southern California and Bachelors of Science in Accounting and Management Information Systems from California State University, Northridge. Mr. Budnitsky is an active Certified Public Accountant in California.

Item 9.01. Financial Statements and Exhibits.

(d) News release dated August 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: August 5, 2016     By:   /s/ Lester A. Aaron

                                                Name:   Lester A. Aaron

                                                Title:    Executive Vice President

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EXHIBIT INDEX

Exhibit Number        Description

99.1                            News Release dated August 5, 2016

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